Exhibit 99.2

PROPERTY NAME	OWNER NAME	Property Type	# of UNICOINS in Asset Swap Agreement*	Appraisal Value**	Country	TransparentBusiness, Inc. Date Signed	Type of Contract Signed	Asset Swap Counterparty	Expected Future Owner of the Real Estate	Seller Provided Appraisal Date	Type of Appraisal	Name of Appraisal Company	Appraiser License #	Appraisal Value in Philippine Peso
[**]	[**]	Commercial	3,482,724,000	$621,915,000	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	March 25, 2024	Licensed Philippine Appraiser	Gregory B. Billedo	1652	35,381,000,000
[**]	[**]	Commercial	2,109,060,800	$376,618,000	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal
[**]	[**]	Undeveloped Land	1,893,411,204	$338,109,144	Papua New Guinea	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal
[**]	[**]	Multi-use Development	744,492,000	$132,945,000	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal
[**]	[**]	Undeveloped Land	366,601,940	$65,464,632	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	March 16, 2024	Licensed Philippine Appraiser	Gregory B. Billedo	1652	3,660,514,000
[**]	[**]	Commercial	78,741,908	$14,061,055	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	February 9, 2024	Licensed Philippine Appraiser	Bill Bland Boado	7091	664,186,000
[**]	[**]	Commercial	51,570,488	$9,209,016	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	June 13, 2024	Licensed Philippine Appraiser	Bill Bland Boado	7091	395,820,000
[**]	[**]	Commercial	48,106,800	$8,590,500	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal	Pending updated Appraisal
[**]	[**]	Commercial	35,000,000	$6,250,000	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	August 18, 2023	Licensed Philippine Appraiser	Engr. Christopher O. Casuncad	6725	350,000,000
[**]	[**]	Commercial	31,558,060	$5,635,368	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	June 13, 2024	Licensed Philippine Appraiser	Bill Bland Boado	7091	421,340,000
[**]	[**]	Residential	10,212,972	$1,823,745	Philippines	June 9, 2026	Asset Swap	TransparentBusiness, Inc.	140 R. E. PROPERTIES INC.	April 19, 2024	Licensed Philippine Appraiser	Erwin Adams L. Ringor	11283	105,000,000
			8,851,480,172	$1,580,621,460

* = TransparentBusiness expects to issue UNCN (token address 0xF12Cbb0B9a0Bcc6Fc6782775f513bEe049516Ac9) for the Philippine and Papua New Guinea asset swap contracts.
** = All seller provided appraisals were denominated in Philippine peso. TransparentBusiness used a conversation amount ($/Philippine Peso, https://www.oanda.com/currency-converter/en/?from=EUR&to=USD&amount=1) based on the rate on the day the initial/first appraisal was made.